                               SECURITY CAPITAL

                                                                    Exhibit 99.1

Press Release
-For Immediate Release-

                        SECURITY CAPITAL PACIFIC TRUST
                                   Announces
            18.85% Increase in 1995 Per Share Funds from Operations

     January 31, 1996--Security Capital Pacific Trust (New York Stock Exchange Symbol:PTR) reported financial results today for the 1995 calendar year. PTR Chairman C. Ronald Blankenship announced that for the year ended December 31, 1995, PTR generated Funds from Operations attributable to common shares (FFO) of $96,978,000 or $1.45 per share, on total revenues of $264,873,000, compared to $56,833,000 or $1.22 per share, on total revenues of $186,105,000, for the year ended December 31, 1994. For the year, this resulted in an 18.85% increase in FFO per common share over 1994. PTR had weighted average common shares outstanding of 67,052,000 in 1995, compared to 46,734,000 in 1994.

     In the fourth quarter of 1995, PTR generated FFO of $27,483,000 or $0.38 per common share, compared to $16,892,000 or $0.34 per common share for the same quarter of 1994. Total revenues for the fourth quarter were $73,577,000, compared to $52,909,000 for the same quarter of 1994. The increase in fourth quarter per share results was accomplished even though PTR's weighted average common shares outstanding increased 43.24% to 72,211,000 from 50,413,000 in the fourth quarter of 1994. Mr. Blankenship attributed PTR's solid operating performance to a highly focused operating strategy, the strength of its target market cities and continued development of a deep management team.

     Mr. Blankenship also said that Constance B. Moore, currently Managing Director for Operations, is moving from her current position at PTR to become Co-Chairman of Security Capital Atlantic Incorporated (ATLANTIC). ATLANTIC is a private real estate operating company focused on becoming the preeminent developer, owner and operator of moderate income multifamily properties in the southeastern United States.

     Mr. Blankenship said that Managing Director Patrick R. Whelan, who has been responsible for property-level operations at PTR since 1994, will assume Ms. Moore's operating responsibilities. Mr. Blankenship said, "Ms. Moore's move to ATLANTIC is consistent with our management succession plan. PTR is committed to attracting and retaining the most talented professionals in our industry. We believe the best way to do that is to provide individuals with the opportunity to meet their career expectations by offering challenges that encourage professional growth."

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                               SECURITY CAPITAL

      Mr. Whelan said PTR's target market has continued to experience strong job growth which contributes to increased rental rates and strong occupancy levels. Average occupancy for PTR's total operating portfolio was 94.72% during 1995, compared to 94.80% in 1994. The multifamily properties that were fully operational on January 1, 1994, realized an increase in net operating income
(NOI) of 7.75% in 1995, compared to 1994. The increase in NOI reflects a 3.70% increase in collections and a 1.51% decrease in operating expenses for the same period. Improved operating efficiencies have reduced PTR's operating expenses as a percentage of rental income to 40.04% for 1995 from 43.59% in 1994.

     Development continues to be an important component of PTR's strategy to achieve long-term sustainable growth in per share cash flow. R. Scot Sellers, Managing Director for Investments, said 1995 development starts totaled 4,568 units, at a total expected investment of $227.7 million. In 1995, a total of 1,954 new units, representing a total investment of $80.8 million, achieved stabilization. Of that number, 717 units, representing $32.1 million, achieved stabilization in the fourth quarter.

     At year end, PTR had a total of 2,368 units in lease-up, representing a total budgeted investment of $112.5 million. Mr. Sellers said that an additional 1,646 units, representing a total investment of $87.7 million, are expected to begin lease-up during the first quarter of 1996. Properties in lease-up represent a significant source of future cash flow growth but will have a short-term dilutive impact on FFO in 1996.

     Mr. Sellers said PTR's development program will continue to focus on moderate income communities, offering a high level of service to the broadest yet most underserved segment of the renter population. In 1996, PTR expects to commence construction on approximately 5,771 units, representing an estimated investment of $272 million, of which approximately 86.5% will be moderate income product.

     Mr. Sellers also noted that Homestead Village, a component of PTR's moderate income strategy, outperformed projections for 1995. The corporate affordable product is designed to offer the best value for temporary corporate housing in major employment centers. The 12 Homestead Village properties that were fully operational throughout 1995 achieved an economic occupancy of 84.09%, ahead of the underwritten occupancy level of 78%. In 1995, PTR completed eight Homestead properties in five cities, bringing the total number of operating properties to 20 in five cities at December 31, 1995. At year end, PTR had nine additional Homestead Village properties under construction and 19 in planning or under control.

     Mr. Blankenship said that after a detailed review of Homestead Village's successful performance, PTR's Board of Trustees has asked management to evaluate all options relating to the operation of Homestead Village assets in order to maximize PTR shareholder value. This would include an analysis of whether Homestead assets should continue to be developed within PTR, be spun out as a new stand-alone entity with a target market extending beyond PTR's current market area, or be offered for sale, merger or disposition to a national operator. The Board asked that this analysis be completed during 1996. Goldman, Sachs & Co. has been engaged to advise the Board on this matter. It is possible that certain actions, if pursued, may require approval of PTR's Board of Trustees and a possible shareholder vote.

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

     PTR is the preeminent real estate operating company focusing on the development, acquisition, operation and long-term ownership of multifamily properties in the growing markets of the western United States. PTR's primary objective is generating long-term, sustainable growth in per share cash flow. PTR will achieve this objective by executing an internal growth strategy that focuses on maximizing the performance of its core operating portfolio, developing industry-leading product in targeted submarkets that exhibit strong job growth and demographic trends and redeploying capital into targeted moderate income developments with significant prospects for long-term cash flow growth. As of December 31, 1995, PTR's portfolio included 40,907 operating multifamily units, 2,368 units in lease-up, 4,904 units under construction, an estimated 4,366 units in planning and land owned or under control for future development of an expected 8,881 units.


FOR MORE INFORMATION CONTACT:     K. Scott Canon
                                  (800) 982-9293

                                         or

                                  Gerard de Gunzburg
                                  (212) 838-9292




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                        Security Capital Pacific Trust
                Unaudited Financial Results: December 31, 1995
                     (in thousands, except per share data)

                                        For the three months ended    For the twelve months ended
                                               December 31,                  December 31,
                                        --------------------------    ---------------------------
                                           1995           1994            1995           1994
                                        -----------    -----------    ------------   ------------
Revenues:
  Rental income                           $73,061        $52,369        $262,473       $183,472
  Interest income                             516            540           2,400          2,633
                                          -------        -------        --------       --------
                                           73,577         52,909         264,873        186,105
                                          -------        -------        --------       --------

Expenses:
  Rental expenses                          27,971         22,351         104,046         79,013
  Depreciation                             10,523          7,203          36,685         24,614
  Interest                                  5,184          5,421          19,584         19,442
  General and administrative,
    including REIT management fee           6,050          4,002          21,306         13,966
  Provision for possible loss on
    investments                               200            --              420          1,600
  Other                                       501            218           1,136            751
                                          -------        -------        --------       --------
                                           50,429         39,195         183,177        139,386
                                          -------        -------        --------       --------

Earnings from operations                   23,148         13,714          81,696         46,719
Gain on sale of investments, net            2,623            --            2,623            --
                                          -------        -------        --------       --------
Net earnings                               25,771         13,714          84,319         46,719
Less preferred share dividends              6,388          4,025          21,823         16,100
                                          -------        -------        --------       --------
  Net earnings attributable to
    common shares:                        $19,383        $ 9,689        $ 62,496       $ 30,619
                                          =======        =======        ========       ========

Weighted average common shares
  outstanding                              72,211         50,413          67,052         46,734
                                          =======        =======        ========       ========

Per common share amounts:
  Net earnings attributable to
    common shares:                        $  0.27        $  0.19        $   0.93       $   0.66
                                          =======        =======        ========       ========

  Distributions paid                      $0.2875        $  0.25        $   1.15       $   1.00
                                          =======        =======        ========       ========

Reconciliation of Funds From
  Operations:

Net earnings attributable to
  common shares                           $19,383        $ 9,689        $ 62,496       $ 30,619
Gain on sale of investments, net           (2,623)           --           (2,623)            --
Depreciation                               10,523          7,203          36,685         24,614
Provision for possible loss on
  investments                                 200            --              420          1,600
                                          -------        -------        --------       --------
  Funds from operations attributable
    to common shares                      $27,483        $16,892        $ 96,978       $ 56,833
                                          =======        =======        ========       ========
Per common share amounts:
  Funds from operations attributable
    to common shares                      $  0.38        $  0.34        $   1.45       $   1.22
                                          =======        =======        ========       ========

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

                               SECURITY CAPITAL

                        Security Capital Pacific Trust
                Unaudited Financial Results: December 31, 1995
                         (In thousands, except units)

Investment in Real Estate:


                                                                   12/31/95                      12/31/94
                                                            ----------------------        ----------------------
                                                             Total                         Total
                                                            Expected       Balance        Expected       Balance
                                                              Cost          Sheet           Cost          Sheet
                                                            --------       -------        --------       -------
In Dollars:
     Operating Properties                                  $1,568,009     $1,566,614     $1,103,584     $1,099,818
     Developments in lease up:
       Completed developments                                  18,807         18,380         21,826         21,483
       Developments under construction                         93,672         86,145         52,666         42,781
                                                           ----------     ----------     ----------     ----------
     Total developments in lease up                           112,479        104,525         74,492         64,264
     Developments Under Construction                          247,704         89,298        151,918         57,620
     Developments in Planning                                 238,634         55,016        252,657         33,194
                                                           ----------     ----------     ----------     ----------
       Subtotal                                             2,166,826      1,815,453      1,582,651      1,254,896
     Land Held for Future Development                          n/a             9,669         n/a             7,977
     Non Multifamily                                           30,744         30,744         33,415         33,415
                                                           ----------     ----------     ----------     ----------
       Total                                               $2,197,570     $1,855,866     $1,616,066     $1,296,288
                                                           ----------     ----------     ----------     ----------


                                                             No. of                        No. of
                                                           Properties        Units       Properties        Units
                                                           ----------        -----       ----------        -----

In Units:
     Operating Properties                                         147         40,907            114         30,958
     Developments in lease up:
       Completed Developments                                       4            596              5            682
       Developments under construction                              6          1,772              4          1,101
                                                                  ---         ------            ---          -----
     Total developments in lease up                                10          2,368              9          1,783
                                                                  ---         ------            ---          -----
     Developments Under Construction                               21          4,904             17          3,425
     Developments in Planning                                      17          4,366             21          4,306
                                                                  ---         ------            ---          -----
       Total                                                      195         52,545            161         40,472
                                                                  ---         ------            ---         ------

                                                                                                         Increase
                                                                           12/31/95       12/31/94      (Decrease)
                                                                           --------       --------      ----------
Debt and Shareholders Equity:
     Line of Credit                                                       $  129,000     $  102,000     $   27,000
     Long Term Debt                                                          200,000        200,000         -
     Mortgages Payable                                                       158,054         93,624         64,430
     Shareholders' Equity                                                  1,275,668        840,642        435,026
                                                                          ----------     ----------     ----------
                                                                          $1,762,722     $1,236,266     $  526,456
                                                                          ----------     ----------     ----------
Share Information:
     Weighted Average Common Shares Outstanding*                              67,052         46,734         20,318
                                                                              ------         ------         ------
     Total Common Shares Outstanding                                          72,211         50,456         21,755
                                                                              ------         ------         ------

*Represents year to date weighted average


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